CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 of our report dated August 29, 2022, relating to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., which are included in Form N-CSR.

/s/COHEN & COMPANY, LTD.

Cleveland, Ohio

March 21, 2025